POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Artisan Components,

Inc. (the "Company"), hereby constitutes and appoints  Joyce Chowla and

Craig Factor and each of them, the undersigned's true and lawful attorney-

in-fact to:

1. complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as

amended) and the rules and regulations promulgated

thereunder, or any successor laws and regulations, as a

consequence of the undersigned's ownership, acquisition or

disposition of securities of the Company; and

2. do all acts necessary in order to file such forms with the

Securities and Exchange Commission, any securities

exchange or national association, the Company and such

other person or agency as the attorney-in-fact shall deem

appropriate.

The undersigned hereby ratifies and confirms all that said

attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming,

nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th  day of  May 2003.

Signature:  /s/ Harry Dickinson

Print Name: Harry Dickinson